MDU Resources Group, Inc.

1998 Option
Award Program

PLAN DOCUMENT

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

MDU RESOURCES GROUP, INC.

1998 OPTION AWARD PROGRAM

Article 1.                      Establishment, Purpose and Duration

1.1           Establishment of the Plan.  MDU Resources Group, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes the “MDU Resources Group, Inc., 1998 Option Award Program” (hereinafter referred to as the “Plan”), as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options.

The Plan shall become effective as of February 12, 1998 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 herein.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders.

1.3           Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect until terminated by the Board of Directors pursuant to Article 9 herein.

Article 2.                      Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1           “Award” means, individually or collectively, a grant under the Plan of NQSOs.

2.2           “Award Agreement” or “Option Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4   A “Change in Control” shall mean:

(a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4; or

(b)           Individuals who, as of February 12, 1998, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.

2.5           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6           “Committee” means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.7           “Company” means MDU Resources Group, Inc., a Delaware corporation (including its business units), or any successor thereto as provided in Article 11 herein.

2.8           “Director” means any individual who is a member of the Board of Directors of the Company.

2.9           “Disability” means “permanent and total disability” as defined under Section 22(e)(3) of the Code.

2.10           “Dividend Account” is defined in Section 6.3 herein.

2.11           “Eligible Employee” means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.12           “Employee” means (i) any full-time or regularly-scheduled part-time employee of the Company or a Subsidiary or (ii) any bargaining unit employee covered by a collective bargaining agreement to which the Company or any of its Subsidiaries is a party.  Directors who are not otherwise employed by the Company or a Subsidiary shall not be considered Employees for purposes of the Plan.

                2.13           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14           “Exercise Period” means the period during which an Option is exercisable, as set forth in the related Award Agreement.

2.15           “Fair Market Value” shall mean the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.16           “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.17           “Option” means a Nonqualified Stock Option.

2.18           “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.19           “Participant” means an Employee who has an outstanding Award granted under the Plan.

2.20           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a “group” in Section 13(d) thereof.

2.21           “Shares” means the shares of common stock, $1.00 par value, of the Company.

2.22           “Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.

2.23           “Termination of Service” means leaving the employ of the Company or any Subsidiary for any reason.   For purposes of the Plan, transfer of employment of a Participant among the Company and any Subsidiaries shall not be deemed a termination of employment.

Article 3.                      Administration

3.1           The Committee. The Plan shall be administered by a committee  (the “Committee”); the members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2           Authority of the Committee.  The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Employees to receive Awards; to determine the size of Awards and the terms and conditions thereof; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 9 herein) to amend the terms and conditions of any outstanding Award.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3           Restrictions on Distribution of Shares and Share Transferability.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act of 1933) and applicable requirements of any securities exchange or similar entity and unless the participant’s tax obligations have been satisfied as set forth in Article 10.  The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.5           Costs. The Company shall pay all costs of administration of the Plan.

Article 4.                      Shares Subject to the Plan

4.1           Number of Shares.  Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be three million seven hundred ninety-five thousand three hundred thirty (3,795,330).  Shares underlying lapsed or forfeited Awards may be reused for other Awards.  Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) Treasury Shares or (iii) Shares purchased on the open market.

4.2           Adjustments in Authorized Shares.  In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan and (ii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Exercise Price and other terms and conditions of outstanding Awards, in the case of (i) and (ii) to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights.  The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2.  Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

Article 5.                      Eligibility and Participation

5.1           Eligibility.  Persons eligible to participate in the Plan (“Eligible Employees”) include all Employees, as determined by the Committee.

5.2           Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Employees those to whom Awards shall be granted.

Article 6.                      Stock Options

6.1           Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to Eligible Employees, at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options.

6.2           Option Award Agreement.  Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, which shall be the Fair Market Value of a Share on the date of grant, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine.

6.3           Dividend Account.  At the time of the Award, a Dividend Account (the “Dividend Account”) shall be established for each Participant.  If a dividend is declared by the Board on the Common Stock of the Company, an equivalent amount shall be accrued in the Dividend Account of each Participant for each share of Common Stock underlying all unvested Options held by the Participant.  When the Award vests, all amounts in the Dividend Account shall be paid in cash to the Participant.  If the Award is forfeited, all amounts in the Dividend Account shall also be forfeited.

6.4           Exercise of and Payment for Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

A Participant may exercise an Option, in whole but not in part (subject to the Committee’s right to determine otherwise), at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares; provided, however, that the Committee shall have the right in its sole discretion to establish other procedures for the exercise of Options.

The Committee shall have the authority to establish procedures for payment upon the exercise of Options which may include, in the Committee’s sole discretion, payment (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Exercise Price), (c) by broker-assisted cashless exercise or (d) by a combination of (a), (b) and/or (c).

As soon as practicable after receipt of a notification of exercise of an Option and provision for full payment therefor, there shall be delivered to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.5           Termination of Service.

(a)           Upon any Termination of Service, unvested Options and any amounts accrued in a Participant’s Dividend Account shall be forfeited.

(b)           Death

If the Participant dies while still employed, any vested Options, to the extent that they are then exercisable, may be exercised, at any time within one (1) year (even if this extends the term of the Options) after the date of the Participant’s death by the person designated in the Participant’s last will and testament or by the personal representative of the Participant’s estate.

(c)           Disability

If the Participant suffers Disability, any vested Options, to the extent that they are then exercisable, may be exercised at any time within one (1) year (even if this extends the term of the Options) after the date of Disability by the Participant or by a person qualified or authorized to act on behalf of the Participant.

(d)           Other Termination of Service

If the Participant’s Termination of Service is for any reason other than Death or Disability, any vested Options, to the extent that they are then exercisable, may be exercised at any time within the three (3) months (even if this extends the term of the Options) following the date of Termination of Service.

6.6           Transferability of Options.  All Options granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 7.                      Rights of Employees

7.1           Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

7.2           Participation.  No Employee shall have the right to be selected to receive an Award.

7.3           Limitation of Implied Rights.  Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.  Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 8.                      Change in Control

The terms of this Article 8 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control, any and all Options granted hereunder shall become immediately exercisable.

Article 9.                      Amendment, Modification and Termination

9.1           Amendment, Modification and Termination.  The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

9.2           Awards Previously Granted.  No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 10.                      Tax Withholding

10.1           Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

10.2           Share Withholding.  The Committee shall have the authority to establish procedures with respect to tax withholding required upon the exercise of Options, which may include payment by Participants (a) by tendering previously owned Shares held by the Participant at least six (6) months prior to their tender or (b) by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Article 11.                      Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 12.                      Legal Construction

12.1           Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

12.2           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3           Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4           Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.